UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 2, 2025

Date of Report (Date of earliest event reported)

Siddhi Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42368	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Wall Street, 20th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 316-8312

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	SDHI	The Nasdaq Stock Market LLC
Rights, one right to receive one-tenth (1/10th) of one Class A ordinary share	SDHIR	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one right to receive one-tenth (1/10th) of one Class A ordinary shares	SDHIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated April 3, 2025, Siddhi Acquisition Corp (the “Company”) consummated its initial public offering (the “IPO”) of 27,600,00 units (the “Units”), which includes full exercise of the underwriters’ over-allotment option to purchase 3,600,000 additional Units. Each Unit consists of one Class A ordinary share (“Class A Ordinary Share”) and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of an initial business combination. The Units were sold at a price of $10.00 per Unit, generating aggregate gross proceeds to the Company of $276,000,000.

Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which Siddhi Sponsor LLC (the “Sponsor”), purchased 338,000 private units (the “Private Units”) at a price of $10.00 per Private Unit, generating gross proceeds of $3,380,000.

As of April 2, 2025, a total of $277,380,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of April 2, 2025 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement is included with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Balance Sheet dated April 2, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2025

SIDDHI ACQUISITION CORP

By:	/s/ Sam Potter
Name:	Sam Potter
Title:	Chief Executive Officer

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